Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Management Board (“Geschäftsführung”)

Jolly Buyer Acquisition GmbH (formerly Jotec AG):

We consent to the use of our report incorporated by reference herein.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany

February 25, 2019